UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 20, 2013

Date of Report (Date of earliest event reported)

TWO RIVER BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

766 Shrewsbury Avenue, Tinton Falls, New Jersey		07724
(Address of principal executive offices)		(Zip Code)

(732) 389-8722 Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement.  On August 21, 2013, Two River Bancorp (“TRB”) and its wholly owned banking subsidiary, Two River Community Bank (“TRCB”) (collectively, the “Company”), entered into an employment agreement with its current President and Chief Executive Officer, William D. Moss (the “Employment Agreement”), effective as of June 1, 2013. This Employment Agreement replaces Mr. Moss’ prior employment agreement, which expired by its terms on May 31, 2013. The initial term of the Employment Agreement expires on the later of: May 31, 2016 or, if a Change in Control of the Company (defined in the Employment Agreement to include among other things an acquisition of the Company by an unaffiliated party or the acquisition of a majority of the voting securities of the Company) occurs at any time prior to May 31, 2016, the second anniversary of the occurrence of such Change in Control.

Mr. Moss’s annual base salary under the Employment Agreement may be no less than $277,000, which may be increased by the Company’s board of directors.  Mr. Moss is eligible to receive a discretionary annual bonus in an amount determined by the Company’s board, which will be based on performance standards that are consistent with industry standards for similarly situated bank holding companies and community banks.  Additionally, the Company will lease or purchase an automobile for use by Mr. Moss, and will pay the membership fees and dues for Mr. Moss to be a member of a country club agreed to by the parties.

In the event that Mr. Moss’s employment is terminated involuntarily without Cause (defined below) or he terminates his employment voluntarily for Good Reason (defined below), he will be entitled to a lump-sum cash payment equal to one times the sum of (i) his base salary; and (ii) the average of the cash bonuses paid to him in the last two full calendar years.  In such an event, Mr. Moss will also be entitled to have the title of the automobile purchased or leased for his use to be transferred to him, free of all liens and encumbrances, for the consideration of $1.00.  Mr. Moss is entitled to continued coverage for a period of 12 months following his termination date under the medical and dental benefit plans and life and disability insurance plans in which he participates as of the date of his termination, at and under the same costs, terms and conditions applicable to employees with similar titles. If Mr. Moss’ continued participation under such plans would be prohibited, the Company will provide Mr. Moss with periodic payments, in amounts it determines are sufficient, in its reasonable discretion, to defray the cost to Mr. Moss of obtaining materially identical benefits.  In addition to the foregoing, after a Change in Control, in the event that Mr. Moss’s employment is terminated involuntarily without Cause or he terminates employment voluntarily for Good Reason, he will be entitled to an additional lump-sum cash payment equal to one times the sum of (i) his base salary; and (ii) the average of the cash bonuses paid to him in the last two full calendar years.

If Mr. Moss is terminated for Cause or without Good Reason, he is only entitled for payment for benefits and salary accrued to the date of his termination. The Employment Agreement defines “Cause” as: (i) conviction of a crime (other than a traffic violation), habitual drunkenness, drug abuse, or excessive absenteeism; (ii) willful and continued failure to perform his duties after at least one written warning from the Company’s board; or (iii) willful misconduct of any type, which causes material injury to either or each of TRB or TRCB. The Employment Agreement defines “Good Reason” as any material breach of the Employment Agreement or material failure of the Company to tender performance under the Employment Agreement; or any of the following actions taken without the express written consent of Mr. Moss:  (i) the material diminution in his current functions; (ii) any transfer to an office outside New Jersey or another location greater than 50 miles from his current location; or (iii) a reduction in his annual base salary.

The Employment Agreement contains a covenant not to compete prohibiting Mr. Moss, in the event he is terminated for Cause or resigns without Good Reason or if he is terminated for Cause or resigns without Good Reason after a Change in Control and is paid the additional lump sum payment, from being employed or retained by, directly or indirectly, any bank or other regulated financial services institution with an office or operating branch in any county in New Jersey within which TRCB or any other existing subsidiary of TRB maintains an office or branch, which directly competes with, or reasonably could be expected to materially adversely affect the revenues generated by, TRCB or any other such subsidiary of TRB for a period of twelve months.  For the twelve month period set forth above, he will be prohibited from soliciting the Company’s employees in a senior managerial, operation or lending capacity, or the Company’s highly skilled employees with access to and responsibility for any confidential information, to become employed or engaged by him or with any person, firm, company or association in which Mr. Moss has an interest.

The Employment Agreement contains provisions to the effect that if the Company determines in good faith that any payment or benefit received or to be received by Mr. Moss pursuant to the Employment Agreement (which does not include the portion of payments allocated to the non-compete provisions of the Employment Agreement, which are classified as payments of reasonable compensation for purposes of Section 280G of the Internal Revenue Code (the “Code”)), or otherwise (with all such payments and benefits, including, without limitation, salary and bonus payments, being defined as “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code by reason of being considered to be “contingent on a change in ownership or control” of the Company within the meaning of Section 280G of the Code, then such Total Payments will be reduced in the manner reasonably determined by Company, in its sole discretion, to the extent necessary so that the Total Payments will be less than three times Mr. Moss' “base amount” (as defined in Section 280G(b)(3) of the Code).

SERP Amendments. On August 21, 2013, TRCB amended the supplemental executive retirement agreements (the “SERP Agreements”) between TRCB and each of A. Richard Abrahamian, William D. Moss, and Alan Turner, to revise the definition of “Change in Control” so that it now means:

(i)	the sale or disposition by TRB of all of its stock in TRCB, or the sale or disposition by TRCB of substantially all of its assets;

(ii)

the acquisition of voting common capital stock of TRB in a single transaction or a series of interdependent transactions as a result of which the acquirers actually own or control common capital stock representing the right to cast at least a majority of the votes which could, without giving effect to any change in the capital structure of TRB which occurs subsequent to the consummation of such transaction or series of transactions, be cast at the next regular meeting of shareholders; or

(iii)

a merger, consolidation or other reorganization of either, or both of, TRB or TRCB as a result of which as least a majority of the Board of Directors of the surviving entity are not Continuing Directors. “Continuing Directors” shall be those individuals who are directors of TRB or TRCB, as the case may be, at such time as the plan of merger, consolidation or other reorganization is approved by the board of directors of TRB or TRCB.

In addition, Mr. Moss’s SERP Agreement was amended to increase the annual benefit that Mr. Moss will receive in the event that he separates from service prior to age 65 for reasons other than death, disability, an involuntary termination for cause, or a change in control, based on his age at the time he separates from service. Mr. Moss’ other benefits under the SERP (including upon Change in Control, death, disability or attainment of age 65) are unchanged. In addition, his SERP Agreement now provides that if benefits commence at a date between dates specified in the benefit schedule for the SERP Agreement, the benefits shall be pro-rated from the date specified in the benefit schedule. Due to numerous prior amendments, Mr. Moss’s SERP Agreement was amended and restated.

Change in Control Agreements. On August 21, 2013, the Company entered into change in control agreements with A. Richard Abrahamian and Alan B. Turner (the “CIC Agreements”), each of which is effective as of June 1, 2013. These CIC Agreements replace the change in control agreements with such individuals that expired on May 31, 2013. The term of the CIC Agreements commenced on June 1, 2013, and will terminate on May 31, 2015 unless a Change in Control of TRB, as defined in the CIC Agreement, occurs prior to such date, in which case the CIC Agreement will terminate on the earlier of (i) The executive’s death, or (ii) the second anniversary of the Change in Control, whichever is later.   The CIC Agreement provides that, if a Change in Control occurs during the term of the CIC Agreement, the executive is provided with certain employment continuity and termination benefits for the Contract Period, which is defined as the period beginning one day prior to and ending on that date which the second anniversary after the occurrence of a Change in Control. A “Change in Control” is defined in the CIC Agreement in the same manner as defined in the SERP Agreements.

In the event that during the Contract Period (a) his employment is terminated by the Company without Cause (as defined below) or (b) the executive terminates his employment voluntarily for Good Reason (as defined below), the executive will be entitled to a lump-sum cash payment equal to two (2) times his highest annual compensation, including only salary and cash bonus, paid during any of the three calendar years immediately prior to the Change in Control. If the Company is providing him at the time of his termination without Cause or resignation with Good Reason with an automobile for his use, The executive also will be entitled to have the title of that automobile transferred to him, free of all liens, encumbrances, claims or leases, for the consideration of $1.00.  The executive is entitled to continued coverage for the remainder of the Contract Period under the medical and dental benefit plans, and life and disability insurance plans, in which the executive participates as of the date of his termination without Cause or resignation with Good Reason, under the same costs, terms and conditions as are applicable to employees with similar titles. If the executive’s continued participation under such plans would be prohibited under their terms, the Company will provide him with periodic payments in such amount as it determines to be sufficient, in its reasonable discretion, to defray the cost of obtaining materially identical benefits.  If the executive is terminated for Cause or resigns without Good Reason during the Contract Period, the executive will be entitled only to payment for benefits and salary accrued to the date of his termination.

The CIC Agreement defines “Cause” as: (i) conviction of a crime (other than a traffic violation), habitual drunkenness, drug abuse, or excessive absenteeism; (ii) willful and continued failure to perform his duties after at least one written warning from the board of directors of the Company; or (iii) willful misconduct of any type, which causes material injury to either or each of TRB or TRCB.

The CIC Agreement defines “Good Reason” as any material breach of the CIC Agreement or material failure of the Company to tender performance under the CIC Agreement; or any of the following actions taken without the express written consent of the executive:  (i) the material diminution in his current functions; (ii) any transfer to an office outside New Jersey or another location greater than 50 miles from his current location; or (iii) a reduction in his annual base salary.

The CIC Agreement contains a covenant not to compete providing that, if the executive receives the lump-sum payment under the CIC Agreement, the executive will be prohibited from being employed or retained by, directly or indirectly, any bank or other regulated financial services institution with an office or operating branch in any county in New Jersey within which TRCB or any other existing subsidiary of TRB maintains an office or branch, which directly competes with, or reasonably could be expected to materially adversely affect the revenues generated by, TRCB or any other such subsidiary of TRB.  This prohibition lasts for a period of 12 months following his receipt of the lump-sum payment.  For the 12 months following the executive’s receipt of the lump-sum payment, the executive will be prohibited from soliciting the Company’s employees in a senior managerial, operation or lending capacity, or the Company’s highly skilled employees with access to and responsibility for any confidential information, to become employed or engaged by him or with any person, firm, company or association in which the executive has an interest.

The CIC Agreements each contain provisions to the effect that if the Company determines in good faith that any of the Total Payments would be subject to the excise tax imposed by Section 4999 of the Code by reason of being considered to be “contingent on a change in ownership or control” of the Company within the meaning of Section 280G of the Code, then such Total Payments will be reduced in the manner reasonably determined by Company, in its sole discretion, to the extent necessary so that the Total Payments will be less than three times the executive's “base amount” (as defined in Section 280G(b)(3) of the Code).

Two River Community Bank Incentive Bonus Program. On August 20, 2013, the Compensation Committee (the “Committee”) of the TRCB Board of Directors approved amendments to the Two River Community Bank Incentive Bonus Program (the “Plan”), effective January 1, 2013. The Plan provides for a cash bonus pool, the size of which is determined based on the level of TRB’s achievement of certain performance measures. The basic bonus pool is based on the percentage achievement of TRB’s budgeted pre-tax income after payments of dividends under the Small Business Lending Fund program.

The Plan was amended to first reduce the percentage amounts used to calculate the base bonus pool. If TRB achieves 80% of this pre-tax income target for 2013, the total base pool will be 4.2% of the target (instead of 4.5%); if it achieves 100% of this target, the total base pool will be 5.7% of the target (instead of 6.0%); and if it achieves 120% of this target, the total base pool will be 7.2% (instead of 7.5%).

After the base bonus pool is computed, it is adjusted based on TRCB’s performance compared to its peer group. In determining the adjustments to the base bonus pool, the Committee numerically ranks TRBC’s performance against its peer group based on the reported results of the members of the peer group for the nine-month period ending on each September 30. The Committee calculates the ranking based on pre-established criteria and weightings. The amendments to the Plan increase the weight given to TRBC’s return on average assets and return on average equity to 20% each (from 15%), and reduce the weight given to TRBC’s net interest margin and efficiency ratio to 10% each (from 15%).

The Committee then uses the TRBC’s aggregate peer group ranking after applying the respective weightings to adjust the basic bonus pool upward or downward on a pro-rated basis. The Plan amendments increase the possible adjustments to a maximum increase of 1.80% of the base bonus pool (from a maximum of 1.5%) in the event of a first place ranking, and to a maximum decrease of -1.80% (from a maximum of -1.5%) in the event of a 12th place ranking, to determine the final bonus pool.

General. The agreements and amendments referenced above and the Plan are each incorporated herein by reference to the exhibits to this current report. This summary description of these agreements and amendments and the Plan amendments does not purport to be complete and is qualified in its entirety by reference to the agreements, amendments and Plan attached as exhibits to this current report.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Employment Agreement dated as of June 1, 2013 among TRB, TRCB and William D. Moss

10.2	Change in Control Agreement dated as of June 1, 2013 among TRB, TRCB and Alan B. Turner

10.3	Change in Control Agreement dated as of June 1, 2013 among TRB, TRCB and A. Richard Abrahamian

10.4	Amended and Restated Supplemental Executive Retirement Agreement dated as of June 1, 2013 between TRCB and William D. Moss

10.5	Fourth Amendment to Supplemental Executive Retirement Agreement dated as of June 1, 2013 between TRCB and Alan B. Turner

10.6	First Amendment to Supplemental Executive Retirement Agreement dated as of June 1, 2013 between TRCB and A. Richard Abrahamian

10.7	Two River Community Bank Incentive Bonus Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVER BANCORP

Dated: August 23, 2013

	By:	/s/ A. Richard Abrahamian
A Richard Abrahamian
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of June 1, 2013 among TRB, TRCB and William D. Moss

10.2	Change in Control Agreement dated as of June 1, 2013 among TRB, TRCB and Alan B. Turner

10.3	Change in Control Agreement dated as of June 1, 2013 among TRB, TRCB and A. Richard Abrahamian

10.4	Amended and Restated Supplemental Executive Retirement Agreement dated as of June 1, 2013 between TRCB and William D. Moss

10.5	Fourth Amendment to Supplemental Executive Retirement Agreement dated as of June 1, 2013 between TRCB and Alan B. Turner

10.6	First Amendment to Supplemental Executive Retirement Agreement dated as of June 1, 2013 between TRCB and A. Richard Abrahamian

10.7	Two River Community Bank Incentive Bonus Program